STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                    EXHIBIT 11.1

                                          Three Months Ended             Nine Months Ended
                                      ----------------------------    ---------------------------
                                       October 1,     October 2,      October 1,       October 2,
                                          1999           1998            1999             1998
                                      ------------    ------------    ------------    -----------



Weighted average shares outstanding     10,654,947      10,223,672      10,570,482      9,621,000
                                      ------------    ------------    ------------    -----------

Total shares                            10,654,947      10,223,672      10,570,482      9,621,000
                                      ------------    ------------    ------------    -----------

Net Loss                              $ (1,155,498)   $ (1,889,206)   $ (3,776,212)   $(6,413,006)
                                      ============    ============    ============    ===========

Net Loss per share:     Basic         $      (0.11)   $      (0.18)   $      (0.36)   $     (0.67)
                                      ============    ============    ============    ===========
                        Diluted       $      (0.11)   $      (0.18)   $      (0.36)   $     (0.67)
                                      ============    ============    ============    ===========


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